EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-22117, 333-37269, 333-43699, 333-88239,
333-43690, 333-46418, 333-119730, 333-64848, 333-112630) and on Form S-8 (Nos.
333-03144, 333-91833, 333-113271, 333-120656) of LeCroy Corporation of our
report dated January 27, 2004 relating to the financial statements of Computer Access Technology Corporation, which appears in this Current Report on Form 8-K/A.


/s/ PricewaterhouseCoopers LLP


San Jose, California
January 14, 2005